                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

--------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                            ABINGTON BANCORP, INC.
                (Name of Registrant as Specified In Its Charter)


     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                       [ABINGTON BANCORP, INC. LETTERHEAD]




                                               May 14, 1997




Dear Stockholder:

         You are cordially invited to attend a Special Meeting in Lieu of the Annual Meeting of Stockholders (the "Annual Meeting") of Abington Bancorp, Inc. to be held on Tuesday, June 17, 1997 at 10:00 a.m., local time, at the Sheraton Tara Hotel, 37 Forbes Road, Braintree, Massachusetts.

         At the Annual Meeting, you will be asked to consider and vote upon the election of four Directors and the approval of the Abington Bancorp, Inc. 1997 Incentive and Nonqualified Stock Option Plan. The Board of Directors has fixed the close of business on Tuesday, May 6, 1997 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting.

         The officers and Directors look forward to greeting you personally at the Annual Meeting. However, whether or not you plan to attend personally and regardless of the number of shares you own, it is important that your shares be represented.

         YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED FOR YOUR CONVENIENCE.


                                        Sincerely,

                                        /s/ James P. McDonough
                                        -----------------------
                                        JAMES P. MCDONOUGH
                                        President and
                                        Chief Executive Officer

                             ABINGTON BANCORP, INC.
                               538 BEDFORD STREET
                          ABINGTON, MASSACHUSETTS 02351

                                    NOTICE OF
          SPECIAL MEETING IN LIEU OF THE ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 17, 1997

         NOTICE IS HEREBY GIVEN that a Special Meeting in Lieu of the Annual Meeting of Stockholders (the "Annual Meeting") of Abington Bancorp, Inc., a Massachusetts bank holding company (the "Company"), will be held at the Sheraton Tara Hotel, 37 Forbes Road, Braintree, Massachusetts, on Tuesday, June 17, 1997, beginning at 10:00 a.m., local time, for the following purposes:

         1.       To elect four Directors of the Company;

         2. To approve the Abington Bancorp, Inc. 1997 Incentive and Nonqualified Stock Option Plan; and

         3. To transact such further business as may properly come before the Annual Meeting, or any adjournment or adjournments thereof.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES FOR DIRECTOR LISTED IN THE ACCOMPANYING PROXY STATEMENT AND FOR APPROVAL OF THE 1997 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN.

         The Board of Directors has fixed the close of business on May 6, 1997 as the record date for determining the stockholders of the Company entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. Accordingly, only stockholders of record on such date are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                          By Order of the Board of Directors

                                          /s/ Barbara M. Manning
                                          -------------------------
                                          Barbara M. Manning, Clerk

Abington, Massachusetts
May 14, 1997

                                    IMPORTANT

         EVEN THOUGH YOU MAY PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING AND DESIRE TO WITHDRAW YOUR PROXY AND VOTE IN PERSON, YOU MAY DO SO.

                             ABINGTON BANCORP, INC.

                                 PROXY STATEMENT

          SPECIAL MEETING IN LIEU OF THE ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON TUESDAY, JUNE 17, 1997


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Abington Bancorp, Inc. (the "Company") for use at the Special Meeting in Lieu of the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Sheraton Tara Hotel, 37 Forbes Road, Braintree, Massachusetts on Tuesday, June 17, 1997, beginning at
10:00 a.m., local time, and at any adjournments thereof.

         This Proxy Statement and the accompanying Notice and Proxy are first being mailed to stockholders of the Company on or about May 14, 1997 in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors has fixed the close of business on Tuesday, May 6, 1997 as the record date for the Annual Meeting (the "Record Date"). Only stockholders of record as of the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. The holders of the Common Stock on the Record Date will be entitled to one vote for each share held of record upon each matter properly submitted to the Annual Meeting or any adjournments thereof. On April 28, 1997, there were 1,893,738 shares of the Company's common stock, $.10 par value per share (the "Common Stock"), issued, outstanding and entitled to vote at the Annual Meeting and approximately
846 holders of record of Common Stock.

         The presence, in person or by proxy, of at least a majority in interest of all Common Stock issued, outstanding and entitled to vote is necessary to constitute a quorum for transaction of business at the Annual Meeting. The affirmative vote of the holders of a plurality of the Common Stock present and voting, in person or by proxy, is required to elect each of the nominees for Director and the affirmative vote of a majority of the Common Stock present and voting, in person or by proxy, is required to approve the Abington Bancorp, Inc. 1997 Incentive and Nonqualified Stock Option Plan (the "1997 Stock Option Plan"). Any abstentions or broker nonvotes will count as "present" toward formation of a quorum for transaction of business at the Annual Meeting, but broker nonvotes are counted as not voting.

         Stockholders of the Company are requested to complete, date, sign and promptly return the accompanying form of proxy in the enclosed envelope. Properly executed proxies received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given in such proxies, they will be voted FOR the election of the four nominees for Director listed in this Proxy Statement and FOR the approval of the 1997 Stock Option Plan.

         Any properly completed proxy may be revoked at any time before the commencement of voting on any matter at the Annual Meeting or any adjournment thereof by giving written notice of revocation to the Clerk of the Company (538 Bedford Street, Abington, Massachusetts 02351), or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

                ANNUAL REPORT TO STOCKHOLDERS; OTHER INFORMATION

         The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1996 accompanies this Proxy Statement, but is not incorporated herein and is not to be deemed a part hereof.

         COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, WHICH ALSO SERVES AS ITS ANNUAL DISCLOSURE STATEMENT REQUIRED BY REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), ARE AVAILABLE WITHOUT CHARGE UPON REQUEST. SUCH REQUESTS SHOULD BE DIRECTED TO EDWARD J. MERRITT, TREASURER, ABINGTON BANCORP, INC., 538 BEDFORD STREET, ABINGTON, MASSACHUSETTS 02351, (617) 982-3200.

                 FORMATION OF THE COMPANY AS THE HOLDING COMPANY
                            OF ABINGTON SAVINGS BANK

         The Company was incorporated under Massachusetts law at the direction of Abington Savings Bank (the "Bank") for the purpose of becoming the holding company of the Bank on October 15, 1997 (the "Incorporation Date"). On the Incorporation Date, the Company and the Bank entered into a Plan of Reorganization and Acquisition (the "Holding Company Plan") which became effective on January 31, 1997 (the "Effective Date"). Pursuant to the Holding Company Plan, the Company became the owner of all of the issued and outstanding shares of the Bank's common stock, par value $.10 per share, and each issued and outstanding share of the Bank's common stock was converted into one share of common stock of the Company. For the purposes of this Proxy Statement, unless the context otherwise requires, the term "Company" refers to Abington Bancorp, Inc. and its subsidiaries. As the Holding Company Plan did not become effective until January 31, 1997, the Company was an inactive subsidiary of the Bank during fiscal 1996 and much of the information that would ordinarily be included herein is not applicable. Accordingly, portions of the information provided in this Proxy Statement relate to the Bank rather than the Company.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

         In accordance with Massachusetts law and the Company's By-laws, the Company's Board of Directors may have no fewer than three Directors. On the Company's Incorporation Date, the then-existing Directors of the Bank became the initial Directors of the Company (the "Initial Directors"). Under the Company's Articles of Organization and By-laws, the Board of Directors is divided into three classes, as nearly equal in number as possible, with the Initial Directors holding office as follows: the first class of Initial Directors will hold office for a term which expires at the Annual Meeting, the second class of Initial Directors will hold office for a term which expires at the annual meeting of stockholders to be held in 1998, and the third class of Initial Directors will hold office for a term which expires at the annual meeting of stockholders to be held in 1999. As the term of one class expires, a successor class is elected by the stockholders generally for a three-year term of office until their successors are elected and qualified. Pursuant to the Company's By-laws, the Board of Directors may from time to time fix the number of Directors and their respective classifications. At present, the number of Directors constituting the entire Board of Directors is 12.

         Pursuant to the Company's By-laws, the Board of Directors acted as a nominating committee for selecting nominees for election as Directors. The Board has nominated William F. Borhek, Rodney D. Henrikson and A. Stanley Littlefield to serve as Directors for a three-year term and Robert J. Armstrong to serve as Director for a one-year term. Pursuant to Section 3.4 of the Company's By-laws (which prohibit a person from serving as Director after the annual meeting of stockholders immediately following such person's seventy-fifth birthday), Mr. Armstrong, who will turn seventy-five on February 2, 1998, can only be nominated for a one-year term of office. Each of the nominees is currently serving as a Director of the Company.

         Unless authority is withheld, proxies in the accompanying form will be voted FOR the election of the four nominees, to hold office until the 2000 annual meeting of stockholders or special meeting in lieu thereof (except in the case of Robert J. Armstrong, whose term of office will expire at the 1998 annual meeting of stockholders or special meeting in lieu thereof) and until their respective successors are elected and qualified. If the proxy withholds authority to vote for one or more nominees for Director, the stockholder's instructions will be followed.

         The Company has no reason to believe that any of the nominees will not be able to serve. In the event that any nominee is unable to serve at the time of the election, the shares represented by the proxy will be voted for the other nominees and may be voted for a substitute for that nominee.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE FOUR NOMINEES FOR DIRECTOR LISTED IN THIS PROXY STATEMENT.

INFORMATION REGARDING NOMINEES AND DIRECTORS

         The following table sets forth certain information (as of April 28, 1997) regarding the current Directors and the nominees for Director of the
Company:

                                                                                                Term as
                                                                                                Director
                                                     Position(s)               Director         Will
Name                                        Age      with the Company          Since**          Expire
----                                        ---      ----------------          --------         --------

*Robert J. Armstrong                        74       Director                  1971             1997
 Bruce G. Atwood                            59       Director                  1978             1998
*William F. Borhek                          58       Director                  1980             1997
 Ralph B. Carver, Jr.                       69       Director                  1980             1998
 Joel S. Geller                             56       Director                  1982             1998
*Rodney D. Henrikson                        61       Director                  1973             1997
*A. Stanley Littlefield                     71       Director                  1985             1997
 James P. McDonough                         46       President, CEO            1990             1999
                                                     and Director
 Jay Timothy Noonan                         54       Director                  1975             1998
 Gordon N. Sanderson                        63       Director                  1985             1999
 James J. Slattery                          61       Director                  1973             1999
 Wayne P. Smith                             58       Director                  1973             1999

-------------------------

*      Nominees for Director.

** Includes service as a trustee of the Bank prior to its conversion from mutual to stock form in 1986 (the "Conversion") and as director of the Bank from the date of the Conversion to the Effective Date of the establishment of the Company as the holding company of the Bank on January 31, 1997.


         The principal occupation and business experience during at least the last five years of each Director and nominee is as follows:

         ROBERT J. ARMSTRONG has been President and General Manager of Armstrong Construction Corporation, a home building firm, since 1952.

         BRUCE G. ATWOOD has been Vice President-Operations and Treasurer of Hyer Industries, Inc., a manufacturer of industrial scales, since 1978.

         WILLIAM F. BORHEK has been President of Wm. F. Borhek Insurance Agency, Inc., a general insurance agency, since 1964.

         RALPH B. CARVER, JR. has been President, Treasurer and a director of Den-Lea Rental, Inc., a truck leasing company, since 1979.

         JOEL S. GELLER is the owner-manager and a director of Abington Liquors Corp., a retail liquor store.

         RODNEY D. HENRIKSON has been Treasurer of Henrikson Realty Corp., a real estate company, since 1986. He was Treasurer of Henrikson's Dairy, Inc., a food processing and distribution company, from 1982 through 1984 and President from 1984 through 1986.

         A. STANLEY LITTLEFIELD is an attorney in private practice in Rockland, Massachusetts. He was formerly District Attorney of Plymouth County.

         JAMES P. MCDONOUGH has been President and Chief Executive Officer of the Company since its incorporation on October 15, 1996. Mr. McDonough has also served as President and Chief Executive Officer of the Bank since August 1991. Previously, he served as President and Chief Operating Officer of the Bank from November 1990 to August 1991 and Senior Vice President-Lending of the Bank from December 1987 to November 1990. Mr. McDonough was also Vice President-Regional Manager of GEM Mortgage Corporation of North America from 1983 to 1987. Mr. McDonough is a graduate of Massasoit Community College and Boston State College.

         JAY TIMOTHY NOONAN has been with J. P. Noonan Trans., Inc., an interstate hauler, in a management capacity since 1968 and is currently Chief Financial Officer. Mr. Noonan was also President of Rourke Coal and Oil Co. from 1960 to 1989.

         GORDON N. SANDERSON has been retired since 1991. From 1970 to 1991, he was Vice President-Sales of B & W Press, Inc., a specialty printing company.

         JAMES J. SLATTERY has been President of J. H. Slattery Insurance Agency, Inc., Abington, Massachusetts, an independent insurance agency, since 1958.

         WAYNE P. SMITH is Treasurer and a director of Suburban Enterprises Inc., Abington, Massachusetts, a sales and marketing firm.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         The Company conducted no substantive activities during 1996. Accordingly, its Board of Directors did not meet in 1996 and actions taken by the Board in connection with the formation of the Company were adopted by the written consent of Directors. However, for the year ended December 31, 1996, the Bank's Board of Directors (which consists of the same members as the Company's Board of Directors) met 12 times. Each incumbent Director attended at least 75% of all meetings of the Bank's Board and any committees thereof of which he was a member.

          The Company's Board of Directors has an Executive Committee (as required by law), an Audit Committee and a Compensation Committee, but does not have a nominating committee or another committee performing a similar function. On the Effective Date of the Holding Company Plan, the then-existing membership of each of the Bank's Executive, Audit and Compensation Committees constituted the initial membership of each of the Company's Executive, Audit and Compensation Committees.

         The Executive Committee, of which Messrs. Borhek, McDonough, Littlefield, Geller and Slattery are members, is the primary operating committee of the Company's Board of Directors and is vested with the authority of the Board in most matters, except those powers which by law may not be delegated. During 1996, the Executive Committee of the Bank met 17 times.

         The Audit Committee, which is comprised of Messrs. Atwood, Henrikson and Sanderson, is responsible for recommending the selection of the Company's independent certified public accountants, reviewing the scope of the annual examination of the Company's financial statements, reviewing the report of the independent certified public accountants, reviewing the independent certified public accountants' recommendations to management concerning auditing, accounting and tax issues, aiding the Board in discharging its responsibility in financial reporting and related matters and reviewing the services and fees of the independent certified public accountants. During fiscal 1996, the Audit Committee of the Bank met 4 times.

         The Compensation Committee, of which Messrs. Borhek, Carver and Littlefield are current members, reviews and establishes salaries and other compensation of certain officers and employees of the Company and its subsidiaries, and administers the Company's stock option plan and recommends to the Board of Directors the granting of stock options to employees eligible thereunder. The Compensation Committee of the Bank met three times during 1996.

         The Board of Directors of the Company nominates candidates for election as Directors. In accordance with the Company's By-laws, the Board will consider nominees recommended by a stockholder of the Company, provided that the stockholder notifies the Clerk of the Company of the proposed nominee in writing, setting forth certain required information regarding the nominee. Such notification must be made in a timely manner, as set forth in the By-laws. To be timely, such notice must be received by the Company not less than 60 nor more than 150 days prior to the scheduled date of the annual meeting of stockholders, or, if less than 70 days' notice or prior public disclosure of the date of the meeting is given or made, within 10 days of public disclosure of the date of the annual meeting. The Board may reject any stockholder nomination that is not timely made or does not otherwise satisfy the requirements of the Company's By-laws.

         The Bank also maintains a Community Reinvestment Act ("CRA") Committee, of which Messrs. Armstrong, Noonan, Sanderson, Littlefield and Smith are members. Donna L. Thaxter, Senior Vice President, Abington Savings Bank - Consumer Banking Division and Mario A. Berlinghieri, Senior Vice President, Abington Savings Bank - Business Banking Division, chaired the committee during 1996. Other Bank employees also serve on this committee. The CRA Committee reviews the Bank's policy with respect to the Community Reinvestment Act and establishes the Bank's goals and guidelines in this area. The CRA Committee met four times during 1996.

COMPENSATION OF DIRECTORS

         During the year ended December 31, 1996, Directors received $500 for each Board meeting of the Bank they attended. Members of the Bank's Executive Committee received an annual fee of $6,500. Members of the Bank's Audit Committee received $375 for each meeting, and members of all other committees received $300 for each committee meeting that they attended throughout the year. Officers who are also members of the Bank's Board and its committees did not receive these fees.

         In 1993, the Board of Directors of the Bank adopted a Long Term Performance Incentive Plan (the "Bank's LTIP"). Pursuant to the Bank's LTIP, which was a three-year program, each non-employee Director was eligible to receive an annual grant (for each of the 1993, 1994 and 1995 fiscal years) of a non-statutory option (under the Bank's 1986 Incentive and Nonqualified Stock Option Plan) to purchase 750 shares of Common Stock. In accordance with the terms of the Bank's LTIP, 8,250 options were granted to Directors for each of the fiscal years 1993, 1994, and 1995, for an aggregate of 24,750 options. These options were granted with an exercise price per share equal to the fair market value of the Common Stock on the date of grant, which was the regular February Board of Directors meeting following the end of the relevant fiscal year. The Bank's LTIP provides that options become exercisable upon the earliest to occur of the following: (a) after the market price of the Common Stock exceeds 140% of the exercise price, in the case of the 1993 and 1994 fiscal years, for a period of five consecutive business days and, in the case of the 1995 fiscal year, for a period of 180 consecutive business days (determined as the average of the daily closing prices per share as reported by the Nasdaq Stock Market National Market System for such period), (b) upon the ninth anniversary of the date of grant or (c) upon a change in control of the Bank (as defined in the option agreement).

         On March 27, 1997, the Board of Directors of the Company adopted a new Long Term Performance Incentive Plan (the "Company's LTIP") which is substantially similar to the Bank's LTIP. Under the terms of the Company's LTIP, each non-employee Director is eligible to receive an annual grant of a non-statutory option (under the Company's 1997 Incentive and Nonqualified Stock Option Plan) to purchase 750 shares of Common Stock. Options issuable under the Company's LTIP will have a minimum exercise price per share at least equal to the fair market value of the Common Stock on the date of grant. The Company's LTIP provides that options become exercisable upon the earliest to occur of the following: (a) after the market price of the Common Stock exceeds 120% of the exercise price for a period of thirty consecutive business days (determined as the average of the daily closing prices per share as reported by the Nasdaq Stock Market National Market System for such period), (b) upon the ninth anniversary of the date of grant or (c) upon a change in control of the Company (as defined in the option agreement). As of April 28, 1997, no options had been issued under the Company's LTIP.

         PROPOSAL 2 - 1997 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN

         The Bank adopted a stock option plan, the 1986 Incentive and Nonqualified Stock Option Plan (the "1986 Stock Option Plan"), in connection with its conversion from mutual to stock form in 1986. On the Effective Date of the Holding Company Plan, the 1986 Stock Option Plan became the Stock Option Plan of the Company. By its terms, the 1986 Stock Option Plan has expired, and new options may no longer be granted. The Board of Directors of the

Company has adopted the Abington Bancorp, Inc. 1997 Incentive and Nonqualified Stock Option Plan ("the 1997 Stock Option Plan"), subject to approval by the stockholders, to replace the 1986 Stock Option Plan.

         Under the Internal Revenue Code (the "Code"), stockholder approval is necessary for stock options relating to the shares issuable under the 1997 Stock Option Plan to qualify as incentive stock options under Section 422 of the Code. In addition, Nasdaq rules (the "Nasdaq Rules") require stockholder approval of the 1997 Stock Option Plan. Approval for purposes of the Code and the Nasdaq Rules will require the affirmative vote of a majority of the shares of Common Stock present or represented at the meeting and voting on the 1997 Stock Option Plan. The full text of the 1997 Stock Option Plan as adopted by the Board of Directors is printed as Appendix A, beginning on page A-1. The following is a summary of some of its provisions.

         The 1997 Stock Option Plan authorizes the grant of (i) options to purchase Common Stock intended to qualify as incentive stock options ("Incentive Options"), as defined in Section 422 of the Code, and (ii) options that do not so qualify ("Nonqualified Options"). Up to 150,000 shares of Common Stock (subject to adjustment upon certain changes in the capitalization of the Company) may be issued pursuant to awards granted under the 1997 Stock Option Plan. The 1997 Stock Option Plan will be administered by the Company's Compensation Committee (the "Compensation Committee"). The Compensation Committee will select the individuals to whom awards are granted and will determine the terms of each award, subject to the provisions of the 1997 Stock Option Plan. Incentive Options may be granted under the 1997 Stock Option Plan only to officers and other employees of the Company or its subsidiaries. Nonqualified Options may be granted under the 1997 Stock Option Plan to officers or other employees of the Company or its subsidiaries, and to members of the Board of Directors and consultants or other persons who render services to the Company. As of April 28, 1997, 11 non-employee directors and approximately 28 officers and 169 non-officer employees were eligible to participate in the 1997 Stock Option Plan.

Each option shall expire on the date specified in the option agreement, which date shall not, in the case of an Incentive Option, extend for more than ten years from the date of grant (five years in the case of an optionee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary("greater-than-ten-percent-stockholder")). The exercise price of each option shall be determined by the Compensation Committee at the time the option is granted; provided, however, that the option price of any Incentive Option granted under the 1997 Stock Option Plan must be at least equal to the fair market value of the Common Stock on the date of grant (110% of fair market value in the case of a greater-than-ten-percent-stockholder). The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to Incentive Options which first become exercisable by an employee or officer in any calendar year may not exceed one hundred thousand dollars ($100,000). Options are non-transferable except by will or by the laws of descent or distribution and are exercisable, during the optionee's lifetime, only by the optionee.

         Options generally may not be exercised (i) after termination of the optionee's employment with the Company or any of its subsidiaries, or directorship with the Company, for cause or by reason of such optionee's voluntary resignation, (ii) thirty days after termination of the optionee's employment with the Company or any of its subsidiaries, or directorship with the Company, without cause or by reason of retirement in accordance with the Company's (or the applicable subsidiary's) retirement policies, (iii) ninety days after termination of the optionee's employment with the Company or any of its subsidiaries, or directorship with the Company, by reason of disability, and
(iv) one hundred and eighty days after termination of the optionee's employment with the Company or any of its subsidiaries, or directorship with the Company, by reason of death. In all cases, however, the Board has the discretion to extend the exercise date. Payment of the exercise price of the shares subject to the option may be made (i) in cash in an amount, or by check, bank draft or postal or express money order payable in an amount, equal to the aggregate exercise price for such shares, (ii) with the consent of the Compensation Committee, in the form of shares of Common Stock having a fair market value equal to the exercise price of such shares, (iii) with the consent of the Compensation Committee, by reducing the number of option shares otherwise issuable to the optionee upon exercise of the option by a number of shares having a fair market value equal to the aggregate exercise price of such shares,
(iv) with the consent of the Compensation Committee, by delivering such other consideration that is acceptable to the Compensation Committee and that has a fair market value, as determined by the Compensation Committee, equal to the aggregate exercise price of such shares, including any broker-directed cashless exercise/resale procedure adopted by the Compensation Committee, or (v) with the consent of the Compensation Committee, any combination of the foregoing.

         At the discretion of the Company, options granted under the 1997 Stock Option Plan may include a so-called "reload" feature pursuant to which an optionee exercising an option by the delivery of a number of shares of Common Stock would automatically be granted an additional option (with an exercise price equal to the fair market value of the Common Stock on the date the additional option is granted and with the same expiration date as the original option being exercised, and with such other terms as the Compensation Committee may provide) to purchase that number of shares of Common Stock equal to the number delivered to exercise the original option.

         In the event of a change of control, as defined in the 1997 Stock Option Plan, (i) the time for exercise of all unexercised and unexpired awards will be automatically accelerated, effective as of the effective time of the change of control (or such earlier date as may be specified by the Board) and
(ii) after the effective time of the change of control, all unexercised awards will remain outstanding and will be exercisable in full for shares of Common Stock or, if applicable, for shares of such securities, cash or property as the holders of shares of Common Stock received in connection with the change of control.

         Federal Income Tax Information with Respect to the 1997 Stock Option Plan. The grantee of a Nonqualified Option recognizes no income for federal income tax purposes on the grant thereof. On the exercise of a Nonqualified Option, the difference between the fair market value of the underlying shares of Common Stock on the exercise date and the option exercise price is treated as compensation to the holder of the option taxable as ordinary income in the year of exercise, and such fair market value becomes the basis for the underlying shares which will be used in computing any capital gain or loss upon disposition of such shares. Subject to certain limitations, the Company may deduct for the year of exercise an amount equal to the amount recognized by the option holder as ordinary income upon exercise of a Nonqualified Option.

         The grantee of an Incentive Option recognizes no income for federal income tax purposes on the grant thereof. Except as provided below with respect to the alternative minimum tax, there is no tax upon exercise of an Incentive Option. If no disposition of shares acquired upon exercise of the Incentive Option is made by the option holder within two years from the date of the grant of the Incentive Option or within one year after exercise of the Incentive Option, any gain realized by the option holder on the subsequent sale of such shares is treated as a long-term capital gain for federal income tax purposes. If the shares are sold prior to the expiration of such periods, the difference between the lesser of the value of the shares at the date of exercise or at the date of sale and the exercise price of the Incentive Option is treated as compensation to the employee taxable as ordinary income and the excess gain, if any, is treated as capital gain (which will be long-term capital gain if the shares are held for more than one year). The excess of the fair market value of the underlying shares over the option price at the time of exercise of an Incentive Option will constitute an item of tax preference for purposes of the alternative minimum tax. Taxpayers who incur the alternative minimum tax are allowed a credit which may be carried forward indefinitely to be used as a credit against the regular tax liability in a later year; however, the minimum tax credit can not reduce the regular tax below the alternative minimum tax for that carryover year. In connection with the sale of the shares covered by Incentive Options, the Company is allowed a deduction for tax purposes only to the extent, and at the time, the option holder receives ordinary income (for example, by reason of the sale of shares by the holder of an Incentive Option within two years to the date of the granting of the Incentive Option or one year after the exercise of the Incentive Option), subject to certain limitations on the deductibility of compensation paid to executives

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE ABINGTON BANCORP, INC. 1997 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN.


                                   MANAGEMENT

EXECUTIVE OFFICERS

         The names and ages of all executive officers of the Company and the principal occupation and business experience during at least the last five years for each are set forth below as of April 28, 1997.

         JAMES P. MCDONOUGH. For biographical information concerning, see "Election of Directors - Information Regarding Directors and Nominees" above.

         EDWARD J. MERRITT has been Treasurer of the Company since the Incorporation Date and Executive Vice President and Chief Financial Officer of the Bank since September 1993. Prior to that date, he served as Senior Vice President and Chief Financial Officer of the Bank from June 1991 to September 1993 and Treasurer and Chief Financial Officer of the Bank from July 1986 to June 1991. Previously, he held various positions, including Senior Accountant and Supervisor, at Wolf & Company of Massachusetts, P.C., from 1983 to 1986. Mr. Merritt is a graduate of Salem State College and is a Certified Public Accountant. Mr. Merritt is 37 years old.

         MARIO M. BERLINGHIERI has been Senior Vice President - Business Banking Division of the Bank since January 29, 1996. Prior to that date, he served as Program Manager of the Executive Office of Communities & Development for The Commonwealth of Massachusetts in 1995; Vice President and Senior Risk Manager of Fleet Bank of Massachusetts in charge of commercial portfolio approval from 1992 to 1994; and Regional Manager - Boston Small Business Lending for Bank of New England from 1990 to 1992. Mr. Berlinghieri is a graduate of Suffolk University with a B.S.B.A. degree in Banking/Finance and an M.B.A. in Business Administration. Mr. Berlinghieri is 47 years old.

         DONNA L. THAXTER has been Senior Vice President - Consumer Banking Division of the Bank since December 1993. Prior to that date, she was Vice President - Retail Banking since August 1992. Ms. Thaxter joined the Bank in January 1988 and has held various positions including Production Manager, Commercial Loan Officer and Compliance Officer. Previously, she worked as Underwriting Manager for GEM Mortgage Corporation of North America from 1984 to 1988. Ms. Thaxter is a graduate of Framingham State College. Ms. Thaxter is 36 years old.

         ROBERT M. LALLO has been Vice President - Treasurer since he joined the Bank in October 1993. Previously, he held various positions, including Audit Manager, with Arthur Andersen & Co., currently known as Arthur Andersen LLP, from July 1986 to October 1993. Mr. Lallo is a graduate of Boston College with degrees in both Accounting and Finance and is a Certified Public Accountant. Mr. Lallo is 32 years old.

         All executive officers of the Company hold office until the first meeting of the Board of Directors following the annual meeting of stockholders or special meeting in lieu thereof and until their successors are chosen and qualified, unless a shorter term is specified in the vote appointing them. Officers may generally be removed from office by vote of two-thirds of the Board of Directors.

EXECUTIVE COMPENSATION

         Summary Compensation Table. The following Summary Compensation Table sets forth certain information regarding compensation paid or accrued by the Bank with respect to the Chief Executive Officer and the Bank's most highly compensated officers other than the Chief Executive Officer who served as officers in fiscal 1996 and whose annual compensation exceeded $100,000 for fiscal 1996:

                                             SUMMARY COMPENSATION TABLE

                                                                                             Long Term        All Other(1)
                                                         Annual Compensation               Compensation       Compensation
                                                -------------------------------------      -------------------------------
Name and                         Fiscal                                                       Option
Principal Position with Bank      Year          Salary(2)      Bonus(3)      Other(4)         Grants
----------------------------     ------         ---------      --------      --------         ------

James P. McDonough                1996          $202,800       $47,315                         5,000            $10,930
 President and Chief              1995          $195,000       $32,175                         5,000            $10,727
  Executive Officer               1994          $180,000       $28,800                         5,000            $ 8,949

Edward J. Merritt                 1996          $117,000       $25,826                         4,000            $ 9,462
 Executive Vice                   1995          $112,500       $19,125                         4,000            $ 9,101
  President and Chief             1994          $112,500       $19,125                         4,500            $ 7,520
  Financial Officer

Donna L. Thaxter                  1996          $ 86,643       $15,941                         3,000            $ 5,969
 Senior Vice President,           1995          $ 81,900       $13,104                         3,000            $ 5,639
  Consumer Banking                1994          $ 78,000       $12,480                         3,500            $ 4,601
  Division

--------------------

(1) Includes payments of life insurance premiums and ESOP contributions. Amounts attributable to life insurance premiums for fiscal 1994, 1995 and 1996, respectively were: for Mr. McDonough, $438, $571 and $641; for Mr. Merritt, $232, $261 and $277; and, for Ms. Thaxter, $172, $188 and $201.
       The Bank allocates ESOP contributions to employees annually, in unrestricted shares of Common Stock. The dollar value of ESOP contributions in fiscal 1994, 1995 and 1996, respectively, were; for Mr. McDonough, $8,511, $10,156 and $10,289; for Mr. Merritt, $7,288, $8,840,
       and $9,185; and for Ms. Thaxter, $4,429, $5,451 and $5,768.

(2) Includes employee's voluntary 401(k) contribution; the Bank did not provide matching 401(k) contributions.

(3) Bonuses reported for fiscal 1996 were earned in fiscal 1996 but paid in fiscal 1997. Bonuses reported for fiscal 1995 were earned in fiscal 1995 but paid in fiscal 1996. Bonuses reported for fiscal 1994 were earned in fiscal 1994 but paid in fiscal 1995.

(4) Perquisites and other personal benefits paid to each officer included in the Summary Compensation Table in each instance aggregated less than 10% of the total annual salary and bonus set forth in the columns entitled "Salary" and "Bonus" for each officer, and accordingly, are omitted from the table as permitted by the rules of the Securities and Exchange Commission.


         Option Grants Table. The following Option Grants Table sets forth certain information regarding stock options granted during the fiscal year ended December 31, 1996 by the Bank to the executive officers named in the Summary Compensation Table:

                                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                 POTENTIAL
                                                      INDIVIDUAL GRANTS                      REALIZABLE VALUE
                                        --------------------------------------------            AT ASSUMED
                                                                                              ANNUAL RATES OF
                                         PERCENT OF                                            STOCK PRICE
                                        TOTAL OPTIONS      EXERCISE                          APPRECIATION FOR
                                         GRANTED TO        PRICE PER                          OPTION TERM (2)
                            OPTIONS     EMPLOYEES IN         SHARE        EXPIRATION        -------------------
      NAME                  GRANTED      FISCAL YEAR       ($/SH)(1)         DATE              5%         10%
      ----                  -------     -------------      ---------      ----------        -------    --------

James P. McDonough           5,000          41.7             $17.00         2/28/06         $53,456    $135,469

Edward J. Merritt            4,000          33.3             $17.00         2/28/06         $42,764    $108,375

Donna L. Thaxter             3,000          25.0             $17.00         2/28/06         $32,073    $ 81,281

-------------------

(1) Stock options were granted under the Bank's 1986 Stock Option Plan at an exercise price equal to the fair market value of the Bank's Common Stock on the date of the grant. The stock options expire ten years from the date of grant. Options may not be exercised until the fair market value (as defined in option agreements) is at least 140% of exercise price per share for one hundred and eighty consecutive business days or upon the ninth anniversary of the date of grant.


(2) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation of the Company's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimates of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and sale of the shares and the future performance of the Company's Common Stock. There can be no assurances that the rates of appreciation assumed in this table can be achieved or that the amounts shown will be received by the individuals.

         Fiscal Year-End Option Table. The following Fiscal Year-End Option
Table sets forth certain information regarding stock options exercised during the fiscal year ended December 31, 1996 and stock options held as of December
31, 1996 by the executive officers named in the Summary Compensation Table:


                                   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                         AND FISCAL YEAR-END OPTION VALUES

                                                                                          VALUE OF UNEXERCISED
                            SHARES                       NUMBER OF UNEXERCISED            IN-THE-MONEY OPTIONS
                           ACQUIRED                   OPTIONS AT FISCAL YEAR-END          AT FISCAL YEAR-END(1)
                              ON            VALUE    -----------------------------    ------------------------------
      NAME                 EXERCISE       REALIZED   EXERCISABLE     UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE(2)
      ----                 --------       --------   -----------     -------------    ------------------------------

James P. McDonough            0               0        50,000            5,000         $674,375          $  -

Edward J. Merritt             0               0        19,000            4,000         $202,344          $  -

Donna L. Thaxter              0               0         7,000            3,000         $ 52,469          $  -

--------------------------

(1) Value is based on the last sales price of Common Stock of $19.50 on December 31, 1996 (the "Year End Price"), the last day prior to the end of fiscal 1996 for which a trade in the Common Stock was reported by the Nasdaq Stock Market National Market System, less the applicable option exercise price. These values have not been and may never be realized. Actual gains, if any, on exercise will depend on the value of the Common Stock on the date of the sale of the shares underlying the options.

(2) Disclosure of the value of unexercisable in-the-money stock options based on the Year End Price of $19.50 per share is not meaningful since, by their terms, such options may not be exercised until the 180th consecutive business day in which the fair market value of the Common Stock is at least $23.80 per share (the "Option Trigger Date"). On the Option Trigger Date, the value of the unexercised in-the-money options held at the end of fiscal 1996 by Mr. McDonough, Mr. Merritt and Ms. Thaxter, respectively, would be $34,000, $27,200 and $20,400.

COMPENSATION COMMITTEE REPORT

         The Compensation Committee of the Board is currently composed of three Directors, Messrs. Borhek, Carver and Littlefield. Mr. Carver replaced Mr. Slattery as a member of the Compensation Committee on July 2, 1996. The Compensation Committee also administers the 1997 Stock Option Plan and the 1986 Stock Option Plan. This Committee is charged with the responsibility of reviewing and approving executive officers' compensation and recommending all discretionary grants of stock options under the Company's (and previously the Bank's) stock option plan. The following describes the compensation programs in effect during fiscal 1996. The Company's compensation policies are similar to those policies in effect at the Bank prior to the establishment of the Company as the holding company of the Bank on January 31, 1997.

Compensation Policy

         The Company's compensation policies are designed to pay executives an annual salary that is industry competitive and an annual bonus that is based both on the performance of the Company (as compared to its annual business plan as well as a selected peer group) and on individual goals established for each of the executives for the fiscal year. The Company also has longer term incentives based on stock options. All three components of compensation are reviewed by the Committee to ensure salaries remain competitive, bonuses reward performance and stock options provide continued incentives.

         Salaries for the executive officers are based on the duties and responsibilities of the position held by the executive compared with executive officers of other companies in the industry. Salaries are reviewed and established annually. Various industry salary surveys are reviewed in establishing the new compensation. The Chief Executive Officer prepares a performance review, including an assessment of prior-year performance, for each executive officer, then communicates this information to the Compensation Committee. Based on this information and its performance review of the Chief Executive Officer, which is based on its assessment of the degree to which the Chief Executive Officer accomplished pre-established strategic and financial goals, the Compensation Committee makes recommendations to the Board of Directors, which establishes annual executive salaries for the next year.

         Executive officers and key management employees of the Bank participate in the Bank's Management Incentive Compensation Plan (the "Bonus Plan"). Payments under the Bonus Plan are contingent on the Bank meeting its strategic and operational objectives for the fiscal year. Bonuses may be awarded for the achievement of the Bank's financial performance goals and an individual participant's objectives. Bonus awards will be determined by a defined formula; factors considered in this formula include financial performance of the Bank, evaluation of achievement of strategic and/or operational goals and unit profitability, and Bank performance compared to a peer group on both a return-on-assets and a return-on-equity basis. Based on the extent to which the Bank achieves those objectives, participants, depending on the Bonus Plan group, may receive from 15% to 30% of base salary. The Committee reviews both the individual and Bank goals annually. However, the Board of Directors has final authority with respect to all bonus awards. Approximately 16.9% of the Bank's compensation to executives in fiscal 1996 was in the form of bonuses. Such bonuses were earned in fiscal 1996 but paid in fiscal 1997.

         The Company will periodically grant (and the Bank previously granted) stock options to some or all of its executives and key employees as a means of creating a long-term incentive and benefit. In October 1993, in conjunction with its existing stock option plan, the Bank adopted the Long Term Performance Incentive Program (the "Bank's LTIP") to incent executive management and members of the Board of Directors to build long-term shareholder value. The Bank's LTIP was a three-year program (for each of the 1993, 1994 and 1995 fiscal years) and provided a mechanism for granting options under the Bank's stock option plan. In each year of the Bank's LTIP, options to purchase a maximum of 23,250 shares of Common Stock were granted to members of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, and eligible Division Heads. The Bank's LTIP provides that options become exercisable after the fair market value per share of the Common Stock exceeds 140% of the grant price for a specified period, upon the ninth anniversary of the date of grant or upon a change of control of the Company. The options were granted based on achievement of the Bank's business plan for the fiscal year in question. Additional grants could be made for the achievement of strategic goals such as acquisitions and asset purchases. All stock options granted in fiscal 1996 were at the fair market value of shares of Common Stock on the date of grant. Thus, no benefit will accrue to the executive or key employee from the stock option grant until the Common Stock appreciates.

         On March 27, 1997, the Board of Directors of the Company adopted a new Long Term Performance Incentive Plan (the "Company's LTIP") which is substantially similar to the Bank's LTIP except, among other differences, that the Company's LTIP is not limited to a three-year duration. In each year of the Company's LTIP, options to purchase a maximum of 23,250 shares of Common Stock may be granted to members of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, and eligible Division Heads of the Bank. Such options become exercisable after the fair market value per share of the Common Stock exceeds 120% of the grant price for a period of 30 consecutive business days, upon the ninth anniversary of the date of grant or upon a change of control of the Company. As of April 28, 1997, no options have been issued under the Company's LTIP.

Chief Executive Officer Compensation

         James P. McDonough first joined the Bank in 1976, left in 1983, rejoined in 1987 and has served as the Chief Executive Officer of the Bank for almost six years. Mr. McDonough became Chief Executive Officer and President of the Company as of the date of the Company's incorporation on October 15, 1996. Mr. McDonough's salary was increased from $180,000 during fiscal 1994 to $195,000 during fiscal 1995 and to $202,800 during fiscal 1996. Mr. McDonough has received grants of stock options from time to time, with per share exercise prices equal to the current market value of the Common Stock at the time of grant. Mr. McDonough also participates in the executive bonus plan under which he received bonuses of $28,800, $32,175 and $47,315 for services rendered in fiscal 1994, fiscal 1995 and fiscal 1996, respectively.

                                           COMPENSATION COMMITTEE

                                           William F. Borhek
                                           Ralph B. Carver
                                           A. Stanley Littlefield



COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         William F. Borhek, Ralph B. Carver, A. Stanley Littlefield and James J. Slattery served on the Compensation Committee during fiscal 1996. Mr.Carver replaced Mr. Slattery as a member of the Compensation Committee on July 2, 1996. Except as described below, persons serving on the Compensation Committee had no relationships with the Bank other than their relationship to the Bank as Directors entitled to the receipt of standard compensation as Directors and members of certain committees of the Board and their relationship to the Bank as stockholders. No person serving on the Compensation Committee or on the Board of Directors of the Company or who served in the such capacity for the Bank is an executive officer of another entity for which an executive officer of the Company or the Bank serves on the board of directors or on that entity's compensation committee.

         As a result of a competitive bid process, the Company purchases some of its insurance from J. H. Slattery Insurance Agency, Inc. of which James J. Slattery, a Director of the Company, is President. The Bank paid $139,279 to the insurance agency in 1996 for insurance premiums covering the 3 year period ending November 1, 1999.

PERFORMANCE GRAPH

         The following Performance Graph compares the performance of the Bank's cumulative stockholder return with that of a broad market index (the S&P 500
Index) and a published industry index (the Keefe, Bruyette & Woods New England
Bank Index) for each of the most recent five fiscal years. The cumulative stockholder return for shares of Common Stock and each of the indices is calculated assuming that $100 was invested on December 31, 1991. The performance of the indices is shown on a total return (dividends reinvested) basis. The graph lines merely connect year-end dates and do not reflect fluctuations between those dates.

[Graph comparing the performance of the Bank's cumulative stockholder return with the S&P 500 Index, and the Keefe, Bruyette & Woods New England Bank Index for each of the 5 most recent years. Coordinates of the graph are as follows.]


                          Comparison of Five-Year Cumulative Return


=================================================================================================
                           INDEX OF TOTAL RETURN (12/31/91 = 100)

  ---------------------------------------------------------------------------------------------
                         S&P 500       KBW NEW ENGLAND        ABBK            PRICE PLUS
         DATE             INDEX          BANK INDEX         INDEXED      CUMULATIVE DIVIDENDS
  ---------------------------------------------------------------------------------------------
       12/31/91          100.00            100.00            100.00            $ 3.750
        3/31/92           97.49            130.88            146.67            $ 5.500
        6/30/92           99.34            135.57            173.33            $ 6.500
        9/30/92          102.47            134.42            180.00            $ 6.750
       12/31/92          107.61            175.64            226.67            $ 8.500
  ---------------------------------------------------------------------------------------------
        3/31/93          112.30            194.82            263.33            $ 9.875
        6/30/93          112.83            183.66            230.00            $ 8.625
        9/30/93          115.71            237.82            286.67            $10.750
       12/31/93          118.39            234.48            306.67            $11.500
  ---------------------------------------------------------------------------------------------
        3/31/94          113.93            246.65            319.33            $11.975
        6/30/94          114.42            290.59            419.50            $15.731
        9/30/94          120.02            277.45            415.44            $15.579
       12/31/94          119.99            236.05            329.63            $12.361
  ---------------------------------------------------------------------------------------------
        3/31/95          131.64            265.05            357.10            $13.391
        6/30/95          144.16            301.08            418.22            $15.683
        9/30/95          155.59            344.52            441.72            $16.565
       12/31/95          164.92            368.43            482.76            $18.104
  ---------------------------------------------------------------------------------------------
        3/31/96          173.76            369.18            450.58            $16.897
        6/30/96          181.54            391.57            439.32            $16.474
        9/30/96          187.11            440.02            495.29            $18.573
       12/31/96          202.69            508.88            558.72            $20.952
  ---------------------------------------------------------------------------------------------

                                                           SOURCE: KEEFE, BRUYETTE & WOODS, INC.
=================================================================================================


-------------------

(1) Assumes $100 invested on December 31, 1991, in ABBK common stock, S&P 500 Index and KBW New England Bank Index.

(2)      Total return assumes reinvestment of dividends.

401(k) PLAN

         The Bank has a defined contribution plan pursuant to Section 401(k) of the Internal Revenue Code for the benefit of its employees, including officers. Subject to certain eligibility requirements, the 40l(k) plan permits each participant to defer up to 15% of such participant's annual salary up to a maximum annual amount ($9,500 in calendar year 1996). The Bank does not make matching contributions to the plan. Federal income taxes on amounts allocated to a participating employee are deferred until such amounts are distributed to the participant.

RETIREMENT PLAN

         In addition to the foregoing, the Bank also provides a retirement plan for eligible employees through the Savings Banks Employees Retirement Association ("SBERA"), an unincorporated association of savings banks operating within Massachusetts and other organizations providing services to or for savings banks. SBERA's purpose is to enable the participating banks to provide pension and other benefits for their employees.

         Each employee age 21 or older who has completed at least 1,000 hours of service in one consecutive twelve-month period beginning with such employee's date of employment automatically becomes a participant in the retirement plan. All participants become fully vested after three years of service or at age 62 if earlier.

         The retirement plan is a qualified defined benefit plan which does not require the employee to make any contribution to become a participant or to earn benefits under the plan. The benefits provided at age 65 to any participant are based on the average of the highest three consecutive years of compensation (including bonuses) for such participant (the "Average Compensation"). The benefits provided at age 65 are equal to 1.35% of the Average Compensation for each year of service with the Bank up to a maximum of 30 years, plus .6% of the excess of Average Compensation over Covered Compensation (as defined below) for the participant's age for each year of service with the Bank up to 30 years. Covered Compensation is the average of 35 years of social security taxable wages up to and including the year in which a participant reaches social security retirement age. Due to certain requirements of the Tax Reform Act of 1986, the Bank's retirement plan was modified, effective November 1, 1989. The prior plan calculated benefits using a different formula than the current plan. Participants who were employed by the Bank on November 1, 1989 and were participants in the plan prior to that date will receive the greater of the retirement benefit earned as of October 31, 1989 under the prior plan or the benefit earned by application of the new formula under the current plan.

         The following table is derived from information provided by SBERA and illustrates annual pension benefits for retirement at age 65 under the most advantageous plan provisions available for various levels of compensation and years of service. The figures in this table are based upon the assumption that the plan continues in its present form and certain other assumptions regarding social security benefits and compensation trends.

                                           PROJECTED ANNUAL PENSION BENEFIT
                                             BASED ON YEARS OF SERVICE(1)


       Average               10                  15                   20                  25                30 Years
    Compensation            Years               Years                Years               Years              and After
    ------------           -------             -------              -------             -------             ---------
      $ 20,000             $ 2,700             $ 4,050              $ 5,400             $ 6,750              $ 8,100
        40,000               6,145               9,218               12,291              15,364               18,436
        60,000              10,045              15,068               20,091              25,114               30,136
        80,000              13,945              20,918               27,891              34,864               41,836
       100,000              17,845              26,768               35,691              44,614               53,536
       120,000              21,745              32,618               43,491              54,364               65,236
       125,000              22,720              34,081               45,441              56,801               68,161
       140,000              25,645              38,468               51,291              64,114               76,936
       150,000              27,595              41,393               55,191              68,989               82,786
       160,000(2)           29,545              44,318               59,091              73,864               88,636

---------------------

(1) The annual pension benefit is computed on the basis of a straight-line annuity and assumes retirement at age 65 between November 1, 1996 and October 31, 1997

(2) Federal law does not permit defined benefit pension plans to recognize compensation in excess of $150,000 for plan years beginning in 1994; for plan years beginning in 1997, this amount will be increased to $160,000.

         Normal retirement age under the plan is 65; a reduced early retirement benefit is payable from age 50 to 65 under certain conditions. The following table is derived from information provided by SBERA and sets forth estimated retirement benefits under the plan at normal retirement dates for the executive officers of the Bank named in the Summary Compensation Table, computed on the basis of their present salary levels.

                                                                           Estimated
                                 Years of Credited                       Annual Pension
        Name                     Service at Age 65                      Benefit at Age 65
        ----                     -----------------                      -----------------

James P. McDonough                       28                                 $73,358
Edward J. Merritt                        38                                 $59,294
Donna L. Thaxter                         37                                 $46,670

TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

         The Company has entered into special termination agreements with Messrs. McDonough, Merritt and Berlinghieri and Ms. Thaxter (the "Agreements"). The Agreements are substantially similar to special termination agreements entered into between the Bank and these officers prior to the formation of the Company as the holding company of the Bank.

         The Special Termination Agreement between the Company and Mr. McDonough provides for severance payments if Mr. McDonough's employment with the Company or the Bank is terminated within three years following a change in control of the Bank (as defined in the agreement) under certain circumstances, including either (1) termination by the Company or the Bank for any reason other than death, deliberate dishonesty with respect to the Company or any subsidiary or affiliate thereof or conviction of a crime involving moral turpitude, or (2) resignation by Mr. McDonough subsequent to the occurrence of any of the following events: (a) a reduction in compensation, (b) a significant change in Mr. McDonough's authority or responsibility, (c) a reasonable determination by Mr. McDonough that he is unable to exercise his prior authority or responsibility as a result of such change in control or (d) the failure by the Company or the Bank to continue any material compensation, incentive, bonus or benefit plan (or provide an appropriate substitute plan) or the failure by the Company or the Bank to continue Mr. McDonough's participation therein on a basis not materially less favorable as existed at the time of the change of control. In such event, Mr. McDonough would receive a lump sum payment equal to approximately three times his average annual compensation (including bonuses) over the five years prior to the change in control, subject to a cap of $750,000.

         The Special Termination Agreements between the Company and Mr. Merritt and Ms. Thaxter are identical to the agreement with Mr. McDonough, except that their agreements contain a $500,000 cap on severance payments. The Special Termination Agreement between the Company and Mr. Berlinghieri is substantially the same as the agreement with Mr. McDonough, except that he would receive a lump sum payment equal to approximately two times his average annual compensation (including bonuses) over the five years prior to the change in control, subject to a cap of $350,000.

EMPLOYEE STOCK OWNERSHIP PLAN

         The Bank established an Employee Stock Ownership Plan (the "ESOP"), effective as of November 1, 1985, for employees age 21 or older who have completed at least 1,000 hours of service with the Bank in a twelve-month period beginning with the employee's date of employment or any anniversary thereof.

         The ESOP is funded by contributions made in cash or stock. Cash contributions will generally be invested in Common Stock of the Company and stock contributions will be made in Common Stock of the Company. Benefits may be paid in shares of Common Stock or in cash, subject to the participant's right to require payment in shares.

         In November 1993, the ESOP entered into a loan agreement with the Bank pursuant to which the ESOP has borrowed up to $570,000 to purchase additional shares of Common Stock. The loan is to be repaid over seven years, with principal and interest (at a fixed rate of 8.5% per annum) payable quarterly. Shares purchased with loan proceeds are held in a suspense account for allocation among participants as the loan is paid. The loan is secured by the unallocated shares acquired by the ESOP and will be repaid with funds from contributions to the ESOP. The ESOP's purchases of additional shares of the Company's (previously the Bank's) Common Stock (including reinvestment of cash dividends) will be and have been made through periodic purchases on the open market effected through a broker-dealer, subject to market conditions. The timing and price of the purchases are in the discretion of the ESOP Trustee. As of December 31, 1996, 47,128 additional shares were purchased by the ESOP with the proceeds from the loan. An aggregate of 8,261 shares were allocated to participants for the plan year ended October 31, 1996.

         Contributions to the ESOP and shares released from the suspense account are allocated among participants on the basis of compensation (including bonuses). Benefits become 20% vested after three years of eligible service with an additional 20% becoming vested each year thereafter. Non-vested benefits which are forfeited are reallocated among remaining participants in the same manner as contributions. Benefits are payable upon retirement, death, disability, or separation from service with the Bank. Dividends paid by the Bank on allocated shares of Common Stock held in the ESOP may be paid directly to the participants in cash. The Bank's contributions to the ESOP are not fixed (although required to be in amounts at least sufficient to pay the principal and interest of the loan) so future benefits payable under the ESOP cannot be estimated.

         A Committee consisting of Lewis J. Paragona, Ida C. Frazier and Donna
L. Thaxter administers the ESOP. The trustee of the ESOP is currently James P. McDonough. Under the ESOP, the Committee is required to solicit instructions from the participants with respect to voting shares that have been allocated to such participants, and is required to follow such instructions in directing the trustee to vote such allocated shares. In addition, the trustee is required to vote shares which are held in the suspense account in the same proportion as the trustee is directed to vote those shares for which instructions are given. Upon the direction of the Committee, the trustee also exercises numerous other powers including the right to sell or otherwise dispose of Common Stock held by the ESOP.

CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

         Certain of the Directors and officers of the Company and the Bank are at present, as in the past, customers of the Bank and have loans with the Bank in the ordinary course of business. Certain of the Directors of the Company are also at present, as in the past, directors, officers or stockholders of corporations, trustees of trusts or members of partnerships which are customers of the Bank and which have loans with the Bank in the ordinary course of business. Such loan transactions with Directors and officers of the Company and the Bank and with such corporations, trusts and partnerships were on terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other features unfavorable to the Bank.

         The Bank is a party to a lease for office space located at 538 Bedford Street, Abington, Massachusetts, used for the Bank's principal and administrative offices. Northeast Terminal Associates, Limited, of which Dennis
E. Barry and Joseph L. Barry, Jr., who beneficially own more than 5% of the Bank's Common Stock, are the principal beneficial owners, owns the property. All lease negotiations were conducted on an arms-length basis. Messrs. Barry did not participate in the Bank's decision to enter into the lease and received no fees in connection therewith. The term of this lease is two years, commencing January 1, 1996, with annual rent of $48,000.

         As a result of a competitive bid process, the Company purchases some of its insurance from J. H. Slattery Insurance Agency, Inc. of which James J. Slattery, a Director of the Company, is President. The Bank paid $139,279 to the insurance agency in 1996 for insurance premiums covering the 3 year period ending November 1, 1999.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information as of April 21, 1997 regarding each person known by the Company to own beneficially more than 5% of the Company's Common Stock, each Director and nominee for Director of the Company, each executive officer named in the Summary Compensation Table and all Directors and executive officers of the Company as a group.

                                        Amount and
                                        Nature of                   Percent
                                        Beneficial                  of
   Name                                 Ownership (1)               Class (2)
   ----                                 -------------               ---------

 Dennis E. Barry and                    182,000(2)                   9.6%
 Joseph L. Barry, Jr.
  c/o Hallamore Motor
  Transportation, Inc.
  795 Plymouth Street
  Holbrook, MA 02343

  James P. McDonough                     86,619(3)                   4.5
  Joel S. Geller                         72,505(4)(5)                3.8
  James J. Slattery                      38,086(4)(6)                2.0
  Wayne P. Smith                         30,762(4)(7)                1.6
  Edward J. Merritt                      29,405(8)                   1.5
 *Robert J. Armstrong                    14,850(4)(9)                0.8
  Bruce G. Atwood                        14,492(4)(10)               0.8

 Gordon N. Sanderson                     14,437(4)(11)               0.8
 *William F. Borhek                      12,036(4)(12)               0.6
 *Rodney D. Henrikson                    11,645(4)(13)               0.6
  Ralph B. Carver, Jr.                   11,500(14)                  0.6
  Donna L. Thaxter                       10,010(15)                  0.5
 *A. Stanley Littlefield                  8,750(4)(16)               0.5
  Jay Timothy Noonan                      8,750(4)                   0.5


All Directors and
 executive officers as a
 group (16 persons)                     369,355(17)                 18.1%


-----------------------

*  Nominee for Director

(1) Except as otherwise noted, all persons and entities have sole voting and investment power over their shares. All amounts shown in this column include shares obtainable upon exercise of stock options exercisable within 60 days of the date of this table.

(2) The Bank received a report on Schedule 13D, Amendment No. 3, dated February 22, 1990, as filed with the FDIC, stating that (i) Dennis E. Barry owns 84,750 shares as to which he has sole voting and dispositive power, (ii) Joseph L. Barry, Jr. owns 84,750 shares as to which he has sole voting and dispositive power, and (iii) Dennis E. Barry and Joseph
       L. Barry, Jr. jointly own 12,500 shares as to which they have shared voting and dispositive power. The Schedule 13D indicated that Messrs. Barry were each describing a relationship with other persons but were not affirming the existence of a group. Nevertheless, the Company believes that Dennis E. Barry and Joseph L. Barry, Jr. may constitute a "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 and that such group may be deemed to be the beneficial owner of the shares set forth in this table.

(3) Includes 50,000 shares subject to currently exercisable options, 6,620 shares held in his self-directed IRA, 23,039 shares owned jointly with his wife and 1,096 shares owned by his wife in a self-directed IRA. Also includes 207 shares held by Mr. McDonough as custodian for one of his two children and 207 shares held by his wife as custodian for one of his two children (414 shares total). Mr. McDonough disclaims beneficial ownership of the shares owned directly by his wife. Also includes 5,450 shares held by the ESOP as to which Mr. McDonough has the power to direct the voting. Does not include 5,000 shares subject to options which by their terms are not exercisable until the fair market value
       (as defined in the option agreement) is at least $23.80 per share for a period of 180 consecutive business days.

(4) Includes 7,250 shares subject to currently exercisable options. Does not include for each person 750 shares which by their terms are not exercisable until the fair market value (as defined in the option agreement) is at least $23.80 per share for a period of 180 consecutive business days.

(5) Includes 1,000 shares owned jointly with his mother, 3,000 shares owned jointly with his wife, 1,784 shares owned directly by his wife, 844 shares owned by his son, 1,114 shares owned by his daughter, and 56,513 shares owned by a partnership in which Mr. Geller is a partner. Mr. Geller disclaims beneficial ownership of the 1,784 shares owned directly by his wife and the shares owned by his son and daughter.

(6) Includes 2,854 shares held in his IRA, 2,000 shares held as custodian for each of three daughters (6,000 shares total), 2,020 held as custodian for his son, 100 shares owned by his wife, 812 shares held in his wife's IRA, 50 shares held by his wife as custodian for his son and 12,825 shares owned by a corporation of which he is a principal owner. Mr. Slattery disclaims beneficial ownership of the shares held on behalf of his children and the shares owned by his wife.

(7) Includes 10,166 shares owned by his wife. Mr. Smith disclaims beneficial ownership of the shares owned by his wife.

(8) Includes 19,000 shares subject to currently exercisable options, 50 shares owned by his wife and 25 shares held as custodian for each of two sons (50 shares total). Also includes 4,674 shares held by the ESOP as to which Mr. Merritt has the power to direct voting. Does not include 4,000 shares subject to options which by their terms are not exercisable until the fair market value (as defined in the option agreement) is at least $23.80 per share for a period of 180 consecutive business days.

(9)    Includes 7,600 shares owned jointly with his wife.

(10) Includes 5,173 shares owned by his wife. Mr. Atwood disclaims beneficial ownership of the shares owned by his wife.

(11)   Includes 7,187 shares owned through a realty trust.

(12) Includes 3,752 shares owned jointly with his wife and 1,035 shares owned by his wife. Mr. Borhek disclaims beneficial ownership of the shares owned directly by his wife.

(13) Includes 2,395 shares owned by a corporation in which Mr. Henrikson is an officer, director and stockholder. Also includes 900 shares held in his self-directed IRA and 900 shares held by his wife in a self-directed IRA.

(14) Includes 750 shares subject to currently exercisable options and 10,000 shares owned jointly with his wife. Does not include 750 shares subject to options which by their terms are not exercisable until the fair market value (as defined in the option agreement) is at least $23.80 per share for a period of 180 consecutive business days.

(15) Includes 7,000 shares subject to currently exercisable options. Also includes 2,062 shares held by the ESOP as to which Ms. Thaxter has the power to direct voting. Does not include 3,000 shares subject to options which by their terms are not exercisable until the fair market value (as defined in the option agreement) is at least $23.80 per share for a period of 180 consecutive business days.

(16)   Includes 500 shares owned jointly with his wife.

(17) Includes 152,750 shares obtainable by exercise of currently exercisable options held by all Directors and executive officers as a group. Also includes 12,802 shares held by the ESOP as to which executive officers of the Company have the power to direct the voting. Does not include 20,250 shares subject to options which by their terms are not exercisable until the fair market value (as defined in the relevant option agreements) of the Common Stock is at least $23.80 per share for a period of 180 consecutive business days.


                        COMPLIANCE WITH SECTION 16(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       During fiscal 1996, the Bank was subject to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which requires the Bank's officers and Directors, and persons who own more than 10% of a registered class of the Bank's equity securities, to file reports of ownership and changes in ownership with the Federal Deposit Insurance

Corporation. Officers, Directors, and greater-than-10% shareholders were required by FDIC regulations to furnish the Bank with copies of all Section 16(a) forms they file.

       Based solely on review of the copies of Forms F-7, F-8 and F-8A furnished to the Bank during and with respect to the 1996 fiscal year, or written representations that no Forms F-8A were required, the Company believes that all
Section 16(a) filing requirements applicable to the Bank's officers, Directors, and greater-than-10% beneficial owners were complied with during 1996.

                         INFORMATION CONCERNING AUDITORS

       The Board of Directors has selected Arthur Andersen LLP to audit the Company's financial statements for the current fiscal year. That firm also served as the auditors for the Bank during the past fiscal year. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

                                  SOLICITATION

       Brokers, banks and other nominees will be reimbursed for out-of-pocket expenses and other reasonable clerical expenses incurred in obtaining instructions from beneficial owners of Common Stock. In addition to the solicitation by mail, solicitations of proxies may be made personally or by telephone by Directors, officers and certain employees of the Company. The Company also intends to employ the services of Regan and Associates, Inc. to solicit proxies. It is estimated that Regan and Associates, Inc. will receive approximately $6,500, plus reimbursement of certain out-of-pocket expenses, for its service in connection with such solicitation of proxies. All expenses incurred in connection with this solicitation will be borne by the Company.

                       SUBMISSION OF STOCKHOLDER PROPOSALS
                             FOR 1998 ANNUAL MEETING

       In order to be included in proxy materials for the 1998 annual meeting of stockholders or special meeting in lieu thereof, qualifying stockholder proposals (in compliance with Section 2.3 of the Company's By-laws) must be delivered to the Company at its principal executive offices on or before January 14, 1998. Any such proposal should be mailed to: Clerk, Abington Bancorp, Inc. 538 Bedford Street, Abington, Massachusetts 02351. If the date of the next annual meeting is subsequently changed by more than 30 calendar days from the date of this year's Annual Meeting, the Company will, in a timely manner, inform its stockholders of such change and the date by which proposals of stockholders must be received.

       In addition, the Company's By-laws set forth certain procedural requirements, including a notice requirement, that apply to stockholders wishing to nominate a Director or propose an item of business for consideration at the scheduled annual meeting or special meeting in lieu thereof.

                                  MISCELLANEOUS

       The Board was not aware, a reasonable time before mailing this Proxy Statement to stockholders, of any business that may properly be presented at the Annual Meeting, other than the matters specifically listed in the Notice of Annual Meeting of Stockholders. However, if any further business is properly presented, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment.

                                Revocable Proxy
                            Abington Bancorp, Inc.



[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE


                                    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                           SPECIAL MEETING IN LIEU OF THE ANNUAL MEETING
                                            OF STOCKHOLDERS TO BE HELD ON JUNE 17, 1997

The undersigned stockholder of Abington Bancorp, Inc. (the "Company") hereby appoints James P. McDonough, Edward J. Merritt and
Barbara M. Manning, and each or any of them, proxies, with full power of substitution to each and to each substitute appointed pursuant to such power, of the undersigned to vote all shares of stock of the Company which the undersigned may be entitled to vote at a Special Meeting in Lieu of the Annual Meeting of Stockholders of the Company to be held on Tuesday, June 17, 1997, and at any and all adjournments thereof, with all powers the undersigned would possess if personally present. The proxies are authorized to vote as indicated on the reverse side hereof upon the matters set forth herein and in their discretion upon all other matters which may properly come before said Meeting.

                                   With-    For All
                            For    hold     Except                                                    For   Against  Abstain
1.  Election of Directors   [ ]     [ ]       [ ]         2. Approval of the Abington Bancorp, Inc.   [ ]     [ ]       [ ]
                                                             1997 Stock Option Plan

    ROBERT J. ARMSTRONG         RODNEY D. HENRIKSON       The undersigned hereby acknowledges receipt of a copy of the accompanying
    WILLIAM F. BORHEK           A. STANLEY LITTLEFIELD    Notice of a Special Meeting in Lieu of the Annual Meeting of Stockholders
                                                          and Proxy Statement for said Meeting and hereby revokes all proxies, if
   INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY    any, heretofore given by him to others for said Meeting.
   INDIVIDUAL NOMINEE(S), MARK THE "FOR ALL EXCEPT" BOX
   AND STRIKE A LINE THROUGH THE NOMINEE'S NAME.          If this proxy is properly executed and returned, the shares represented hereby will be voted. If a choice is specified on the reverse side hereof by the stockholder with respect to any matter to be acted upon, the shares will be voted upon such matter in accordance with the specification so made. IN THE ABSENCE OF ANY SPECIFICATION, THE SHARES
                                                          REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

                                                          Please sign this proxy exactly as your name appears on the books of the
                                                          Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature should be that of an authorized officer who should state his or her title.

                                                -------------------------
PLEASE BE SURE TO SIGN AND DATE THIS PROXY.      DATE
-------------------------------------------------------------------------


      STOCKHOLDER SIGN HERE             CO-OWNER SIGN HERE
-----                       -----------                    ---------------


-----------------------------------------------------------------------------------------------------------------------------------

Detach above card, sign, date and mail in postage paid envelope provided.


                                                       ABINGTON BANCORP, INC.


    Dear Stockholder:

    Please take note of the important Company information enclosed with this proxy card. There are a number of issues related to the management and operation of the Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

    Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

    Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

    Your vote must be received prior to the Special Meeting in Lieu of the Annual Meeting of Stockholders, to be held on Tuesday,
    June 17, 1997.

    Thank you in advance for your prompt consideration of these matters.


    Sincerely,


    Abington Bancorp, Inc.



HAS YOUR ADDRESS CHANGED?                                               DO YOU HAVE ANY COMMENTS?

---------------------------------------------------                     ---------------------------------------------------

---------------------------------------------------                     ---------------------------------------------------

---------------------------------------------------                     ---------------------------------------------------

                                                                Appendix A







                             ABINGTON BANCORP, INC.

                1997 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN

















                                                      Effective __________, 1997

                             ABINGTON BANCORP, INC.

                         1997 INCENTIVE AND NONQUALIFIED
                                STOCK OPTION PLAN



SECTION 1.  PURPOSE

         This 1997 Incentive and Nonqualified Stock Option Plan (the "Plan") of Abington Bancorp, Inc., a Massachusetts corporation (the "Company"), is designed to provide additional incentive to executives and other key employees of the Company and its subsidiaries and for certain other individuals providing services to or acting as directors of the Company and its subsidiaries. The Company intends that this purpose will be effected by the granting of incentive stock options ("Incentive Stock Options") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options ("Nonqualified Options") under the Plan which afford such executives, key employees, directors and other eligible individuals an opportunity to acquire or increase their proprietary interest in the Company through the acquisition of shares of its Common Stock. The Company intends that Incentive Stock Options issued under the Plan will qualify as "incentive stock options" as defined in Section 422 of the Code and the terms of the Plan shall be interpreted in accordance with this intention. The term "subsidiary" shall have the meaning set forth in Section 424 of the Code.

SECTION 2.  ADMINISTRATION

         2.1 THE COMMITTEE. The Plan shall be administered by the Company's Compensation Committee (the "Committee"). It is the intention of the Company that the Plan shall be administered by "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), but the authority and validity of any act taken or not taken by the Committee shall not be affected if any person administering the Plan is not a non-employee director. Except as specifically reserved to the Company's Board of Directors (the "Board") under the terms of the Plan, the Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Company. Action by the Committee shall require the affirmative vote of a majority of all members thereof.

         2.2 POWERS OF THE COMMITTEE. Subject to the terms and conditions of the Plan, the Committee shall have the power:

                  (a) To determine from time to time the persons eligible to receive options and the options to be granted to such persons under the Plan and to prescribe the terms, conditions, restrictions, if any, and provisions (which need not be identical) of each option granted under the Plan to such persons, and to recommend to the Board of

         Directors for its approval the grant of options (the power to grant options is specifically reserved to the Board of Directors);

                  (b) To construe and interpret the Plan and options granted thereunder and to establish, amend, and revoke rules and regulations for administration of the Plan. In this connection, the Committee may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, or in any option agreement, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Company and optionees;

                  (c) To make, in its sole discretion, changes to any outstanding option granted under the Plan, including: (i) to reduce the exercise price, (ii) to accelerate the vesting schedule or (iii) to extend the expiration date; and

                  (d) Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to the Plan.

SECTION 3.  STOCK

         3.1 STOCK TO BE ISSUED. The stock subject to the options granted under the Plan shall be shares of the Company's authorized but unissued Common Stock, $.10 par value (the "Common Stock"), or shares of the Company's Common Stock held in treasury. The total number of shares that may be issued pursuant to options granted under the Plan shall not exceed an aggregate of 150,000 shares of Common Stock; provided, however, that the class and aggregate number of shares which may be subject to options granted under the Plan shall be subject to adjustment as provided in Section 8 hereof.

         3.2 EXPIRATION, CANCELLATION OR TERMINATION OF OPTION. Whenever any outstanding option under the Plan expires, is cancelled or is otherwise terminated (other than by exercise), the shares of Common Stock allocable to the unexercised portion of such option may again be the subject of options under the Plan.

SECTION 4.  ELIGIBILITY

         4.1 PERSONS ELIGIBLE. Incentive Stock Options under the Plan may be granted only to officers and other employees of the Company or its subsidiaries. Nonqualified Options may be granted to officers or other employees of the Company or its subsidiaries, and to members of the Board and consultants or other persons who render services to the Company (regardless of whether they are also employees).

         4.2 GREATER-THAN-TEN-PERCENT STOCKHOLDERS. Except as may otherwise be permitted by the Code or other applicable law or regulation, no Incentive Stock Option shall be granted to an individual who, at the time the option is granted, owns (including ownership attributed pursuant to Section 424 of the Code) more than ten percent of the total combined voting power of all classes of stock of the Company or any subsidiary (a "greater- than-ten-percent stockholder"), unless such Incentive Stock Option provides that (i) the purchase price per share shall not be less than one hundred ten percent of the fair market value of the Common Stock at the time such option is granted, and (ii) that such option shall not be exercisable to any extent after the expiration of five years from the date it is granted.

         4.3 MAXIMUM AGGREGATE FAIR MARKET VALUE. The aggregate fair market value (determined at the time the option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under the Plan and any other plans of the Company or its subsidiary for the issuance of incentive stock options) shall not exceed $100,000 (or such greater amount as may from time to time be permitted with respect to incentive stock options by the Code or any other applicable law or regulation).

SECTION 5.  TERMINATION OF EMPLOYMENT OR DEATH OF OPTIONEE

         5.1. TERMINATION BY DEATH. If any optionee's employment with or other services to the Company and its Subsidiaries terminates by reason of death, any option held by such optionee may thereafter be exercised to the extent exercisable at the date of death, by the legal representative or legatee of the optionee, for a period of 180 days from the date of death (or such longer period as the Committee shall specify at any time), or until the expiration of the stated term of the option, if earlier.

         5.2 TERMINATION BY REASON OF DISABILITY. If any optionee's employment with or other services to the Company and its Subsidiaries terminates by reason of Disability, any option held by such optionee may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of 90 days from the date of such termination of employment or other services (or such longer period as the Committee shall specify at any time, it being understood that any Incentive Stock Options that are so extended shall thereafter become Nonqualified Stock Options to the extent provided by applicable law) or until the expiration of the stated term of the option, if earlier. The Committee shall have sole authority and discretion to determine whether an optionee's employment or services has been terminated by reason of Disability. Except as otherwise provided by the Committee or the Board at the time of grant, the death of an optionee during a period provided in this Section
5.2 for the exercise of an option shall extend such period for 180 days from the date of death, subject to termination on the expiration of the stated term of the option, if earlier.

         5.3 TERMINATION BY REASON OF NORMAL RETIREMENT. If any optionee's employment with or other services to the Company and its Subsidiaries terminates by reason of normal retirement in accordance with the Company's retirement policies, any option held by such optionee may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of 30 days from the date of such termination of employment or services (or such longer period as the Committee shall specify at any time, it being understood that any Incentive Stock Options that are so extended shall thereafter become Nonqualified Stock Options to the extent provided by applicable law) or until the expiration of the stated term of the option, if earlier. The Committee shall have sole authority and discretion to determine whether an optionee's employment or services has been terminated by reason of normal retirement. Except as otherwise provided by the Committee or the Board at the time of grant, the death of an optionee during a period provided in this Section 5.3 for the exercise of an option shall extend such period for 180 days from the date of death, subject to termination on the expiration of the stated term of the option, if earlier.

         5.4 VOLUNTARY TERMINATION. If any optionee's employment with or other services to the Company and its Subsidiaries terminates by reason of such optionee's voluntary resignation, any option held by such optionee shall immediately terminate and shall thereafter be of no further force and effect (i) at the end of the last day of the optionee's employment or, (ii) in the case of a director, on the effective date of the optionee's resignation from the Board of Directors (or in either case for such longer period as the Committee shall specify at any time, it being understood that any Incentive Stock Options that are so extended shall thereafter become Nonqualified Stock Options to the extent provided by applicable law) or until the expiration of the stated term of the option, if earlier.

         5.5 TERMINATION FOR CAUSE. If any optionee's employment with or other services to the Company and its Subsidiaries has been terminated by the Company or any of its Subsidiaries for cause, any option held by such optionee shall immediately terminate at the end of the last day of the optionee's employment or other services and shall thereafter be of no further force and effect; provided, however, that the Committee may, in its sole discretion, provide that such option can be exercised for a period of up to thirty (30) days from the date of termination of employment or other services (it being understood that any Incentive Stock Options that are so extended shall thereafter become Nonqualified Stock Options to the extent provided by applicable law) or until the expiration of the stated term of the option, if earlier. The Committee shall have sole authority and discretion to determine whether an optionee's employment has been terminated for cause.

         5.6 TERMINATION WITHOUT CAUSE. Unless otherwise determined by the Committee, if an optionee's employment with or other services to the Company and its Subsidiaries is terminated by the Company or any of its Subsidiaries without cause, any option held by such optionee may thereafter be exercised, to the extent it was exercisable on the date of termination of employment, for thirty days from the last day of the optionee's employment or other services (or such longer period as the Committee shall specify at any time, it being understood that any Incentive Stock Options that are so extended shall thereafter become Nonqualified Stock Options to the extent provided by applicable law) or until the expiration of the stated term of the option, if earlier.

         5.7 MISCELLANEOUS. An employment relationship between the Company and the optionee shall be deemed to exist during any period in which the optionee is employed by the Company or any subsidiary. Whether authorized leave of absence, or absence on military or government service, shall constitute termination of the employment relationship between the Company and the optionee shall be determined by the Committee at the time thereof. "Disability" shall mean disability as set forth in Section 22(e)(3) of the Code.

SECTION 6.  TERMS OF THE OPTION AGREEMENTS

         Each option agreement shall be in writing and shall contain such terms, conditions, restrictions, if any, and provisions as the Committee shall from time to time deem appropriate. Such provisions or conditions may include without limitation restrictions on transfer, repurchase rights, or such other provisions as shall be determined by the Committee; PROVIDED THAT such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an incentive option within the meaning of Section 422 of the Code. Option agreements need not be identical, but each option agreement by appropriate language shall include the substance of all of the following provisions:

         6.1 EXPIRATION OF OPTION. Notwithstanding any other provision of the Plan or of any option agreement, each option shall expire on the date specified in the option agreement, which date shall not, in the case of an Incentive Stock Option, be later than the tenth anniversary (fifth anniversary in the case of a greater-than-ten-percent stockholder) of the date on which the option was granted, or as specified in Section 5 hereof.

         6.2 EXERCISE. Subject to Section 7.3 hereof, each option may be exercised, so long as it is valid and outstanding, from time to time in part or as a whole, subject to any limitations with respect to the number of shares for which the option may be exercised at a particular time and to such other conditions as the Committee in its discretion may specify upon granting the option.

         6.3 PURCHASE PRICE. The purchase price per share under each option shall be determined by the Committee at the time the option is granted; provided, however, that the option price of any Incentive Stock Option shall not, unless otherwise permitted by the Code or other applicable law or regulation, be less than the fair market value of the Common Stock on the date the option is granted (110% of the fair market value in the case of a greater-than-ten-pe rcent stockholder). For the purpose of the Plan the fair market value of the Common Stock shall be the closing price per share on the date of grant of the option as reported by the National Association of Securities Dealers Automated Quotation System, Inc. ("NASDAQ"), or, if the Common Stock is not quoted on NASDAQ, the fair market value as determined by the Committee.

         6.4 TRANSFERABILITY OF OPTIONS. Options shall not be transferable by the optionee otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during his or her lifetime, only by him or her.

         6.5 RIGHTS OF OPTIONEES. No optionee shall be deemed for any purpose to be the owner of any shares of Common Stock subject to any option unless and until the option shall have been exercised pursuant to the terms thereof, and the Company shall have issued and delivered the shares to the optionee.

         6.6 RELOAD OPTIONS. At the discretion of the Committee, options granted hereunder may include a so-called "reload" feature pursuant to which an optionee exercising an option by the delivery of a number of shares of Common Stock in accordance with Section 7.2(b) hereof would automatically be granted an additional option (with an exercise price equal to the fair market value of the Common Stock on the date the additional option is granted and with the same expiration date as the original option being exercised, and with such other terms as the Committee may provide) to purchase that number of shares of Common Stock equal to the number delivered to exercise the original option.

SECTION 7.  METHOD OF EXERCISE; PAYMENT OF PURCHASE PRICE

         7.1 METHOD OF EXERCISE. Any option granted under the Plan may be exercised by the optionee by delivering to the Company on any business day a written notice specifying the number of shares of Common Stock the optionee then desires to purchase and specifying the address to which the certificates for such shares are to be mailed (the "Notice"), accompanied by payment for such shares.

         7.2 PAYMENT OF PURCHASE PRICE. Payment for the shares of Common Stock purchased pursuant to the exercise of an option shall be made:

                  (a) in cash in an amount, or a check, bank draft or postal or express money order payable in an amount, equal to the aggregate exercise price for the number of shares specified in the Notice;

                  (b) with the consent of the Committee, by delivering "mature" shares (as defined in the Financial Accounting Standards Board's Emerging Issues Task Force Issue 84-18 ("Issue 84-18")) of Common Stock of the Company having a fair market value (as defined for purposes of Section 6.3 hereof) equal to such aggregate exercise price;

                  (c) with the consent of the Committee, by reducing the number of option shares otherwise issuable to the optionee upon exercise of the option by a number of shares having a fair market value (as defined for purposes of Section 6.3 hereof) equal to such aggregate exercise price (it being understood that this alternative will be available only if the optionee holds sufficient "mature" shares as defined in Issue 84-18;

                  (d) with the consent of the Committee, by delivering such other consideration that is acceptable to the Committee and that has a fair market value, as determined by the Committee, equal to such aggregate exercise price, including any broker-directed cashless exercise/resale procedure adopted by the Committee; or

                  (e) with the consent of the Committee, any combination of the foregoing.

As promptly as practicable after receipt of the Notice and accompanying payment, the Company shall deliver to the optionee certificates for the number of shares with respect to which such option has been so exercised, issued in the optionee's name; provided, however, that such delivery shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the optionee, at the address specified in the Notice.

         7.3 SPECIAL LIMITS AFFECTING SECTION 16(B) OPTION HOLDERS. Shares issuable upon exercise of options granted to a person who in the opinion of the Committee may be deemed to be a director or officer of the Company within the meaning of Section 16(b) of the Exchange Act and the rules and regulations thereunder shall not be sold or disposed of until after the expiration of six months following the date of grant.

SECTION 8.  CHANGES IN COMPANY'S CAPITAL STRUCTURE

         8.1 RIGHTS OF COMPANY. The existence of outstanding options shall not affect in any way the right or power of the Company or its stockholders to make or authorize, without limitation, any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of Common Stock, or any issue of bonds, debentures, preferred or prior preference stock or other capital stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         8.2 RECAPITALIZATION, STOCK SPLITS AND DIVIDENDS. If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, in any such case without receiving compensation therefor in money, services or property, then (i) the number, class, and price per share of shares of stock subject to outstanding options hereunder shall be appropriately adjusted in such a manner as to entitle an optionee to receive upon exercise of an option, for the same aggregate cash consideration, the same total number and class of shares as he or she would have received as a result of the event requiring the adjustment had he or she exercised his or her option in full immediately prior to such event and (ii) the number and class of shares with respect to which options may be granted under the Plan shall be adjusted by substituting for the total number of shares of

Common Stock then reserved for issuance under the Plan that number and class of shares of stock that the owner of an equal number of outstanding shares of Common Stock would own as the result of the event requiring the adjustment.

         8.3 MERGER WITHOUT CHANGE OF CONTROL. After a merger of one or more corporations into the Company, or after a consolidation of the Company and one or more corporations in which (i) the Company shall be the surviving corporation, and (ii) the stockholders of the Company immediately prior to such merger or consolidation own after such merger or consolidation shares representing at least fifty percent of the voting power of the Company, each holder of an outstanding option shall, at no additional cost, be entitled upon exercise of such option to receive in lieu of the number of shares as to which such option shall then be so exercisable, the number and class of shares of stock or other securities to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of a number of shares of Common Stock equal to the number of shares for which such option was exercisable.

         8.4 CHANGE OF CONTROL. In the event of a Change of Control while unexercised options remain outstanding under the Plan, then (i) the time for exercise of all unexercised and unexpired options shall be automatically accelerated, effective as of the effective time of the Change of Control (or such earlier date as may be specified by the Board), and (ii) after the effective time of such Change of Control, unexercised options shall remain outstanding and shall be exercisable in full for shares of Common Stock or, if applicable, for shares of such securities, cash or property as the holders of shares of Common Stock received in connection with such Change of Control.

         "Change of Control" shall mean the occurrence of any one of the following events:

                  (a) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company's then outstanding securities; or

                  (b) persons who, as of January 1, 1997, constituted the Company's Board (the "Incumbent Board") cease for any reason, including without limitation as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to January 1, 1997 whose election was approved by, or who was nominated with the approval of, at least a majority of the directors then comprising the Incumbent Board shall, for purposes of this Plan, be considered a member of the Incumbent Board; or

                  (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than sixty-five percent (65%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

                  (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

         8.5 ADJUSTMENTS TO COMMON STOCK SUBJECT TO OPTIONS. Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding options.

         8.6 MISCELLANEOUS. Adjustments under this Section 8 shall be determined by the Committee, and such determinations shall be conclusive. No fractional shares of Common Stock shall be issued under the Plan on account of any adjustment specified above.

SECTION 9.  GENERAL RESTRICTIONS

         9.1 NO DISTRIBUTION; COMPLIANCE WITH LEGAL REQUIREMENTS. The Committee may require each person acquiring shares pursuant to an option to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

         No shares of Common Stock shall be issued pursuant to an option until all applicable securities laws and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop orders and restrictive legends on certificates for stock as it deems appropriate.

         9.2 DELIVERY OF STOCK CERTIFICATES. Delivery of stock certificates to optionees under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the optionee, at the optionee's last known address on file with the Company.

         9.3 NO EMPLOYMENT RIGHTS. The adoption of the Plan or the granting of any option under the Plan does not confer upon any employee any right to continued employment with the Company or any Subsidiary.

SECTION 10.  WITHHOLDING TAXES

         10.1 RIGHTS OF COMPANY. The Company may require an employee exercising a Nonqualified Option, or disposing of shares of Common Stock acquired pursuant to the exercise of an Incentive Option in a disqualifying disposition (as defined in Section 421(b) of the Code), to reimburse the Company for any taxes required by any government to be withheld or otherwise deducted and paid by the Company in respect of the issuance or disposition of such shares. In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company to the employee upon such terms and conditions as the Company may prescribe. The Company may, in its discretion, hold the stock certificate to which such employee is otherwise entitled upon the exercise of an option as security for the payment of any such withholding tax liability, until cash sufficient to pay that liability has been received or accumulated.

         10.2 PAYMENT IN SHARES. An employee may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Common Stock to be issued pursuant to the exercise of a Nonqualified Option a number of shares with an aggregate fair market value (as defined in Section 6.3 hereof determined as of the date the withholding is effected) that would satisfy the minimum withholding amount due with respect to such exercise, or (ii) transferring to the Company mature shares (as defined in Section 7.2) of Common Stock owned by the employee with an aggregate fair market value (as defined in Section 6.3 hereof determined as of the date the withholding is effected) that would satisfy the withholding amount due. With respect to any employee who is subject to Section 16 of the Exchange Act, the following additional restrictions shall apply:

                  (a) the election to satisfy tax withholding obligations relating to an option exercise in the manner permitted by this Section
         10.2 shall be made either (1) during the period beginning on the third business day following the date of release of quarterly or annual summary statements of sales and earnings of the Company and ending on the twelfth business day following such date, or (2) at least six (6) months prior to the date of exercise of the option;

                  (b) such election shall be irrevocable;

                  (c) such election shall be subject to the consent or approval of the Committee; and

                  (d) the Common Stock withheld to satisfy tax withholding, if granted at the discretion of the Committee, must pertain to an option which has been held by the employee for at least six (6) months from the date of grant of the option.

         10.3 NOTICE OF DISQUALIFYING DISPOSITION. Each holder of an Incentive Option shall agree to notify the Company in writing immediately after making a disqualifying disposition (as defined in Section 421(b) of the Code) of any Common Stock purchased upon exercise of the Incentive Option.

SECTION 11.  AMENDMENT OF PLAN

         The Board may amend the Plan at any time, and from time to time, subject to the limitation that, except as provided in Section 8 hereof, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law and regulations, at an annual or special meeting held within twelve months before or after the date of adoption of such amendment, in any instance in which such amendment would: (i) increase the number of shares of Common Stock that may be issued under, or as to which options may be granted pursuant to, the Plan; or (ii) change in substance the provisions of Section 4 hereof relating to eligibility to participate in the Plan. Without limiting the generality of the foregoing, the Board is expressly authorized to amend the Plan, at any time and from time to time, to conform it to the provisions of Rule 16b-3 under the Exchange Act, as that Rule may be amended from time to time.

         Except as provided in Section 8 hereof, the rights and obligations under any option granted before amendment of this Plan or any unexercised portion of such option shall not be adversely affected by amendment of this Plan or such option without the consent of the holder of such option.

SECTION 12.  NONEXCLUSIVITY OF PLAN

         Neither the adoption of this Plan by the Board of Directors nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other or additional compensation or incentive arrangements as it may deem desirable, including the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

SECTION 13.  EFFECTIVE DATE AND DURATION AND TERMINATION OF PLAN

         13.1 EFFECTIVE DATE. The effective date of this Plan shall be the date of its adoption by the Board, PROVIDED that the stockholders of the Company shall have approved this Plan within twelve months prior to or following the adoption of this Plan by the Board. Subject to the foregoing, options may be granted under the Plan at any time subsequent to its effective date; PROVIDED, HOWEVER, that (a) no such option shall be exercised or exercisable unless the stockholders of the Company shall have approved the Plan within twelve months prior to or following the adoption of this Plan by the Board, and (b) all options issued prior to the date of such stockholders' approval shall contain a reference to such condition.

         13.2 TERMINATION. The Plan shall terminate (i) when the total amount of the Common Stock with respect to which options may be granted shall have been issued upon the exercise of options or (ii) by earlier action of the Board of Directors for any (or no) reason, whichever shall first occur. No option may be granted under the Plan after the tenth anniversary of the effective date of the Plan, or after the Plan has been terminated (if earlier). No option granted while this Plan is in effect shall be altered or impaired by termination of this Plan, except upon the consent of the holder of such option. The power of the Committee to construe and interpret this Plan and the options granted prior to the termination of this Plan shall continue after such termination.

SECTION 14.  PROVISIONS OF GENERAL APPLICATION

         14.1 SEVERABILITY. The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Plan, each of which shall remain in full force and effect.

         14.2 CONSTRUCTION. The headings in this Plan are included for convenience only and shall not in any way effect the meaning or interpretation of this Plan. Any term defined in the singular shall include the plural, and vice versa. The words "herein," "hereof" and "hereunder" refer to this Plan as a whole and not to any particular part of this Plan. The word "including" as used herein shall not be construed so as to exclude any other thing not referred to or described.

         14.3 FURTHER ASSURANCES. The Company and any holder of an option shall from time to time execute and deliver any and all further instruments, documents and agreements and do such other and further acts and things as may be required or useful to carry out the intent and purpose of this Plan and such option and to assure to the Company and such option holder the benefits contemplated by this Plan; PROVIDED, HOWEVER, that neither the Company nor any option holder shall in any event be required to take any action inconsistent with the provisions of this Plan.

         14.4 GOVERNING LAW. This Plan and each option shall be governed by the laws of the Commonwealth of Massachusetts.

                                    * * * * *